                              TRANSFER AGENCY AGREEMENT
                                 AMENDMENT NUMBER ONE

          THIS AGREEMENT is made as of the 3rd day of May, 1993 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly "DFA U.S. Large Cap Portfolio Inc.", a Maryland corporation (the "Fund") , and PFPC INC., formerly "Provident Financial Processing Corporation", a Delaware corporation ("PFPC"), which is an indirect wholly-owned subsidiary of PNC Bank Corp.


                               W I T N E S S E T H :


          WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
          WHEREAS, the Fund has retained PFPC to provide certain transfer agency services pursuant to a Transfer Agency Agreement dated as of July 12, 1991 (the "Agreement") which, as of the date hereof, is in full force and effect; and

          WHEREAS, PFPC provided such services to the one class of shares of the Fund that was in existence on July 12, 1991; and

          WHEREAS, the Fund has since organized one new Portfolio, designated "The DFA 6-10 Institutional Portfolio" (the "New Portfolio"), and the parties hereto desire that PFPC shall provide the New Portfolio with the same services that PFPC provided to the original class of shares of the Fund pursuant to the Agreement; and

          WHEREAS, Section 1 of the Agreement provides that PFPC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement upon the mutual consent of PFPC and the Fund.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

          1.   The Fund has delivered to PFPC copies of:

               (a) Post-Effective Amendment Number 2 of the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on May 3, 1993, wherein the New Portfolio is described;

               (b) The exhibits to such post-effective amendment, all of which pertain to the New Portfolio; and

               (c) Amendment Number One dated May 3, 1993 of the Administration and Accounting Services Agreement between the parties dated as of July 12, 1991.


               2.   The Agreement hereby is amended effective

May 3, 1993 by:

               (a) adding the following sentence immediately after the third sentence of Section 1 therein, "As of May 3, 1993, the Fund delivered to PFPC a Prospectus dated May 3, 1993 wherein a new class of Fund shares designated "The DFA 6-10 Institutional

Portfolio" is described and the parties agree that the terms of this Agreement shall apply to the Portfolio described in such Prospectus.";

               (b) deleting the following words, "May 14, 1991" and inserting in lieu thereof, "May 3, 1993" in Section 5(d);

               (c) deleting the following words, "May 14, 1991", where they appear in Section 7 and inserting in lieu thereof, "May 3, 1993"; and

               (d) deleting the first sentence of Section 19 and inserting in lieu thereof: "This Agreement shall continue in effect for one year from the date that The DFA 6-10 Institutional Portfolio begins to invest in securities pursuant to its investment objective and policies (the 'investment date')."


               3. The Fee Schedules of PFPC applicable to the New Portfolio shall be as agreed in writing from time to time.


               4. In all other respects the Agreement shall remain unchanged and in full force and effect.


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                         DIMENSIONAL INVESTMENT GROUP INC.




                         By: /s/ Irene R. Diamant
                            ---------------------------------

                         Title: Vice President
                               ------------------------------


                         PFPC INC.

                         By: /s/ Robert Perlsweig
                            ---------------------------------

                         Title: Sr. Vice President
                               ------------------------------